    As Filed with the Securities and Exchange Commission on March 24, 2009

                               File No. 333-
                                             ------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

           Nebraska                          6300                            470221457
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer incorporation or
          organization)            Classification Code Number)           Identification No.)

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)

                                JOCELYN LIU, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-525-9287
                           (Name of agent for service)

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities         Amount to be       Proposed maximum            Proposed maximum          Amount of registration
to be registered           registered (1)   offering price per unit   aggregate offering price (1)            fee
-------------------       ---------------   -----------------------   ----------------------------   ----------------------
Deferred annuity            $33,000,000               (1)                       $33,000,000                 $1,841.40
interests and
participating interests
therein

(1) The Contract does not provide for a predetermined amount or number of units.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                          Lincoln Benefit Life Company

                                  Consultant II

                        Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefits Life Company's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan
L. Lees, General Counsel of Lincoln Benefit Life Company.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("Lincoln Benefit") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Lincoln Benefit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758561, Topeka, KS 66675-8561 or by calling 1-800-457-7617. Lincoln Benefit files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                     Supplement, dated February 26, 2007, to
         The Consultant II Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts ("Contracts") issued by Lincoln Benefit Life Company.

We have received notice that the Board of Trustees ("Board") of the STI Classic Variable Trust has approved the liquidation, on or about May 1, 2007, of the International Equity Fund (the "Portfolio").

Due to the liquidation of the Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the STI Classic International Equity Fund Sub-Account (the "STI Sub-Account") on or after April 27, 2007.

As the STI Sub-Account will no longer be offered as an investment alternative, you may wish to transfer, prior to April 27, 2007, some or all of your Contract Value in the STI Sub-Account to other investment alternatives currently offered by your Contracts. Such transfer is not subject to a transfer fee. Any value remaining in the STI Sub-Account will be transferred automatically, as of April 27, 2007, to the Fidelity VIP Money Market Sub-Account, an investment alternative already available under your Contract.

If you currently allocate Contract Value to the STI Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocations in these programs will also need to be changed. If you do not change these allocations to other investment alternatives currently available under your Contract, any allocations to the STI Sub-Account will be automatically allocated, as of April 27, 2007, to the Fidelity VIP Money Market Sub-Account.

We will send you a confirmation that shows the amount that we transferred to the Fidelity VIP Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-865-5237

If your Contract Value in the STI Sub-Account is transferred automatically to the Fidelity VIP Money Market Sub-Account, for 60 days following the automatic transfer, you may transfer your Contract Value in the Fidelity VIP Money Market Sub-Account to any other investment alternative(s) available under your Contract. Such transfer is not subject to a transfer fee.

Attached as Appendix A is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectus.

E>

                                   Appendix A

The Consultant II Variable Annuity contract offers a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio. For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

                                   PORTFOLIOS

Fund                                                    Objective
-----------------------------------------------------   ------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I                    Seeks long-term growth of capital.

Alger American Growth Portfolio - Class O               Seeks long-term capital appreciation.

Alger American Income & Growth Portfolio - Class O      Seeks to provide a high level of dividend income. Its secondary goal is to provide capital appreciation.

Alger American Leveraged AllCap Portfolio - Class O     Seeks long-term capital appreciation.

Alger American MidCap Growth Portfolio - Class O        Seeks long-term capital appreciation.

Alger American Small Capitalization Portfolio -         Seeks long-term capital appreciation.
Class O

DWS Bond VIP - Class A                                  Seeks to provide a high level of income consistent with a high quality portfolio of debt securities.

DWS Global Opportunities VIP - Class A                  Seeks above-average capital appreciation over the long term.

DWS Growth & Income VIP - Class A                       Seeks long-term growth of capital, current income and growth of income.

DWS International VIP - Class A                         Seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

DWS Balanced VIP - Class A                              Seeks high total return, a combination of income and capital appreciation.

Federated Capital Income Fund II                        Seeks high current income and moderate capital appreciation.

Federated Fund for U.S. Government Securities II        Seeks current income.

Federated High Income Bond Fund II                      Seeks high current income.

Fidelity VIP Asset Manager (SM) Portfolio - Initial     Seeks to obtain high total return with reduced risk over the
Class                                                   long term by allocating its assets among stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund (R) Portfolio - Initial Class   Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Initial Class    Seeks reasonable income by investing primarily in income-producing equity securities. In choosing these securities, the fund will also consider the potential for capital appreciation. The fund's goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500.

Fidelity VIP Growth Portfolio - Initial Class           Seeks to achieve capital appreciation.

Fidelity VIP Index 500 Portfolio - Initial Class        Seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor's 500 (SM) Index (S&P 500 (R) ).

Fidelity VIP Money Market Portfolio - Initial Class     Seeks as high a level of current income as is consistent with preservation of capital and liquidity by investing in money market instruments.

Fidelity VIP Overseas Portfolio - Initial Class         Seeks long-term growth of capital.

Janus Aspen Series Balanced Portfolio -                 Seeks long-term capital growth, consistent with preservation of
Institutional Shares                                    capital and balanced by current income.

Janus Aspen Series Flexible Bond Portfolio -            Seeks to obtain maximum total return, consistent with
Institutional Shares                                    preservation of capital.

Janus Aspen Series Large Cap Growth Portfolio -         Seeks long-term growth of capital in a manner consistent with
Institutional Shares                                    the preservation of capital.

Janus Aspen Series Mid Cap Growth Portfolio -           Seeks long-term growth of capital.
Institutional Shares

Janus Aspen Series Worldwide Growth Portfolio -         Seeks long-term growth of capital in a manner consistent with
Institutional Shares                                    the preservation of capital.

Janus Aspen Series Foreign Stock Portfolio -            Seeks long-term growth of capital.
Service Shares

Legg Mason Partners Variable Investors Portfolio -      Seeks long-term growth of capital with current income as a
Class I                                                 secondary objective.

MFS Emerging Growth Series - Initial Class              Seeks long-term growth of capital.

MFS Investors Trust Series - Initial Class              Seeks to provide long-term growth of capital and secondarily to provide reasonable current income.

MFS New Discovery Series - Initial Class                Seeks capital appreciation.

MFS Research Series - Initial Class                     Seeks long-term growth of capital and future income.

MFS Total Return Series - Initial Class                 Seeks to provide above-average income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital and secondarily to provide a reasonable opportunity for growth of capital and income.

Oppenheimer Main Street Small Cap Fund (R) /VA -        Seeks capital appreciation.
Service Shares

Premier VIT OpCap Balanced Portfolio                    Seeks growth of capital and investment income.

Premier VIT OpCap Small Cap Portfolio                   Seeks capital appreciation through a diversified portfolio consisting primarily of securities of companies with market capitalizations of under $2 billion at time of purchase.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)   Seeks maximum total return, consistent with preservation of
- Administrative Shares                                 capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative       Seeks maximum total return, consistent with preservation of
Shares                                                  capital and prudent investment management.

Putnam VT International Growth and Income Fund -        Seeks capital growth. Current income is a secondary objective.
Class IB

STI Classic Capital Appreciation Fund                   Seeks capital appreciation.

STI Classic Large Cap Value Equity Fund                 Seeks capital appreciation with the secondary goal of current income.

T. Rowe Price Equity Income Portfolio - I               Seeks substantial dividend income as well as long-term growth of capital.

T. Rowe Price International Stock Portfolio - I         Seeks long-term growth of capital.

T. Rowe Price New America Growth Portfolio - I          Seeks long-term growth of capital.

Van Kampen LIT Aggressive Growth Portfolio, Class II    Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II    Seeks long-term growth of capital and income.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I    Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity
                                                        securities.

Wells Fargo Advantage VT Discovery Fund                 Seeks long-term capital appreciation.

Wells Fargo Advantage VT Opportunity Fund (SM)          Seeks long-term capital appreciation.

Fixed Account Options: Standard Fixed Account
                       Guaranteed Maturity Fixed Account Option

Supplement, dated April 4, 2005, to The Consultant II Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the shareholders of the Strong Opportunity Fund II
- Investor Class and the Strong Mid Cap Growth Fund II - Investor Class ("Strong Portfolios") approved the reorganization of the Strong Portfolios into the Wells Fargo Advantage Opportunity Fund and the Wells Fargo Advantage Discovery Fund ("Wells Fargo Portfolios"), respectively.

On April 8, 2005 ("Conversion Date"), the Strong Opportunity Fund II - Investor Class will be merged into the Wells Fargo Advantage Opportunity Fund, and the Strong Mid Cap Growth Fund II - Investor Class will be merged into the Wells Fargo Advantage Discovery Fund. On the Conversion Date, we will change the name of the Strong Portfolio sub-accounts to reflect the change in the underlying portfolio. Contract owners will receive a confirmation of the transaction reflecting this change.

If you currently have allocations made to the Strong Portfolio sub-accounts through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will continue to be made to those sub-accounts under their new name as of the Conversion Date.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc, and the Strong Portfolios are deleted on page 1 of the prospectus. The following information is added to page 1:

Wells Fargo Variable Trust Funds: Wells Fargo Advantage Discovery Fund , Wells Fargo Advantage Opportunity Fund

The table on page 6 of the prospectus that shows the minimum and maximum total annual operating expenses charged by the Portfolios is deleted in its entirety and replaced by the following:

                                                                        Minimum   Maximum
                                                                        -------   -------
Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or service (12b-1) fees, and other expenses)(without
waivers or reimbursements)                                               0.10%     3.89%

(1) Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2004.

The "Examples" on page 6-7 of the prospectus are deleted in their entirety and replaced by the following: Example

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    Invested $10,000 in the Contract for the time periods indicated, o earned a
     5% annual return on your investment,

..    surrendered your Contract, or you began receiving income payments, or continued to hold Your Contract, at the end of each time period, and,

..    with total Separate Account expenses of 1.40%.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $577     $1,719    $2,844    $5,585
Costs Based on Minimum Annual Portfolio Expenses    $189     $  581    $  993    $2,123

Explanation of Expense Example

Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. The Examples reflect an annual Contract maintenance charge of $35.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc, and the Strong Portfolios are deleted on page 9 of the prospectus. The following information is added to page 9:

Wells Fargo Variable   Wells Fargo Advantage Discovery
        Trust            Fund , Wells Fargo Advantage
                              Opportunity Fund

The section entitled "Condensed Financial Information" on page 12 is deleted in its entirety and replaced with the following:

CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each sub-account for 1994 through 2004. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The financial statements of the sub-accounts comprising the Separate Account as of December 31, 2004, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of December 31, 2004, are included in the Statement of Additional Information.

The chart on page 17 of the prospectus is deleted in its entirety and replaced by the following:

Portfolio                                   Each Portfolio Seeks                                 Investment Adviser
-------------------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds

AIM V.I. Basic Value Fund - Series I (1)    Long-term growth of capital                          A I M Advisors, Inc.

The Alger American Fund

Alger American Growth Portfolio - Class O   Long-term capital appreciation                       Fred Alger Management, Inc.

Alger American Income & Growth Portfolio -  To provide a high level of dividend income. Its
  Class O                                   secondary goal is to provide capital
                                            appreciation.

Alger American Leveraged AllCap Portfolio   Long-term capital appreciation
  - Class O

Alger American MidCap Growth Portfolio -    Long-term capital appreciation
  Class O

Alger American Small Capitalization         Long-term capital appreciation
  Portfolio - Class O

Federated Insurance Series

Federated Capital Income Fund II            High current income and moderate capital             Federated Equity Management
                                            appreciation                                         Company of Pennsylvania

Federated High Income Bond Fund II          High current income                                  Federated Investment
                                                                                                 Management Company

Federated Fund for U.S. Government          Current income
  Securities II

Fidelity(R)  Variable Insurance Products

Fidelity VIP Asset Manager(SM) Portfolio -  To obtain high total return with reduced risk over   Fidelity Management &
  Initial Class                               the long term by allocating its assets among         Research Company
                                              stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund(R)  Portfolio -       Long-term capital appreciation.
  Initial Class

Fidelity VIP Equity-Income Portfolio -      Reasonable income by investing primarily in
  Initial Class                               income-producing equity securities.  In choosing
                                              these securities, the fund will also consider the
                                              potential for capital appreciation.  The fund's
                                              goal is to achieve a yield which exceeds the
                                              composite yield on the securities comprising the
                                              S&P 500.

Fidelity VIP Growth Portfolio - Initial     To achieve capital appreciation.
  Class

Fidelity VIP Index 500 Portfolio -          Investment results that correspond to the total
 Initial Class                                return of common stocks publicly traded in the
                                              United States, as represented by the Standard &
                                              Poors 500(SM) Index (S&P 500(R) ).

Fidelity VIP Money Market Portfolio -       As high a level of current income as is consistent
  Initial Class                               with preservation of capital and liquidity by
                                              investing in money market instruments.

Fidelity VIP Overseas Portfolio - Initial   Long-term growth of capital.
  Class

Janus Aspen Series

Janus Aspen Series Balanced Portfolio -     Long-term capital growth, consistent with            Janus Capital Management
  Institutional Shares                        preservation of capital and balanced by current      LLC
                                              income.

Janus Aspen Series Flexible Bond Portfolio  To obtain maximum total return, consistent with
  - Institutional Shares  (2)                 preservation of capital.

Janus Aspen Series Foreign Stock Portfolio  Long-term growth of capital.
  - Service Shares

Janus Aspen Series Large Cap Growth         Long-term growth of capital in a manner consistent
  Portfolio - Institutional Shares  (2)       with the preservation of capital.

Janus Aspen Series Mid Cap Growth           Long-term growth of capital
  Portfolio - Institutional Shares

Janus Aspen Series Worldwide Growth         Long-term growth of capital in a manner consistent
  Portfolio - Institutional Shares            with the preservation of capital.

MFS(R)  Variable Insurance Trust(SM)

MFS Emerging Growth Series - Initial Class  Long-term growth of capital                          MFS(TM)  Investment Management

MFS Investors Trust Series - Initial Class  Long-term growth of capital with a secondary objective to seek reasonable current income

MFS New Discovery Series - Initial Class    Capital appreciation.

MFS Research Series - Initial Class         Long-term growth of capital and future income

MFS Total Return Series - Initial Class     To provide above-average income (compared to a
                                              portfolio invested entirely in equity securities)
                                              consistent with the prudent employment of capital
                                              and secondarily to provide a reasonable
                                              opportunity for growth of capital and income.

Oppenheimer Variable Account Funds

Oppenheimer Main Street Small Cap Fund/VA   Capital appreciation.                                OppenheimerFunds, Inc.
  - Service Shares

Premier VIT

Premier VIT OpCap Balanced Portfolio (3)    Growth of capital and investment income              OpCap Advisors LLC

Premier VIT OpCap Small Cap Portfolio (3)   Capital appreciation

PIMCO Variable Insurance Trust

PIMCO VIT Foreign Bond Portfolio (U.S.      Maximum total return, consistent with preservation   Pacific Investment
  Dollar-Hedged) - Administrative Shares      of capital and prudent investment management.      Management Company LLC

PIMCO VIT Total Return Portfolio -          Maximum total return, consistent with preservation
  Administrative Shares                       of capital and prudent investment management.

Putnam Variable Trust

Putnam VT International Growth and Income   Capital growth. Current income is a secondary        Putnam Investment
  Fund - Class IB                             objective.                                         Management, LLC

Salomon Brothers Variable Series Funds Inc

Salomon Brothers Variable Investors Fund -  Long-term growth of capital with current income as   Salomon Brothers Asset
  Class I                                     a secondary objective                              Management Inc

Scudder Variable Series I

Scudder SVS I Bond Portfolio - Class A      To provide a high level of income consistent with a  Deutsche Investment
                                              high quality portfolio of debt securities            Management Americas Inc.

Scudder SVS I Global Discovery Portfolio -  Above-average capital appreciation over the long
  Class A                                     term

Scudder SVS I Growth and Income Portfolio   Long-term growth of capital, current income and
  - Class A                                   growth of income

Scudder SVS I International Portfolio -     Long-term growth of capital primarily through
  Class A                                     diversified holdings of marketable foreign equity
                                              investments

Scudder Variable Series II

Scudder SVS II Total Return Portfolio -     High total return, a combination of income and       Deutsche Investment
  Class A (4)                                 capital appreciation                               Management Americas Inc.

STI Classic Variable Trust

STI Classic Capital Appreciation Fund       Capital appreciation                                 Trusco Capital Management,
                                                                                                   Inc.

STI Classic International Equity Fund (5)   Long-term capital appreciation

STI Classic Value Income Stock Fund         Current income with the secondary goal of capital
                                              appreciation

T. Rowe Price Equity Series, Inc.

T. Rowe Price Equity Income Portfolio - I   Substantial dividend income as well as long-term     T. Rowe Price Associates,
                                              growth of capital.                                   Inc.

T. Rowe Price Mid-Cap Growth Portfolio - I  Long-term capital appreciation
  (6)

T. Rowe Price New America Growth            Long-term growth of capital
  Portfolio - I

T. Rowe Price International Series, Inc.

T. Rowe Price International Stock           Long-term growth of capital                          T. Rowe Price
  Portfolio - I                                                                                  International, Inc.

The Universal Institutional Funds, Inc.

Van Kampen UIF U.S. Mid Cap Value           Above-average total return over a market cycle of       Van Kampen (7)
  Portfolio, Class I                          three to five years by investing in common stocks
                                              and other equity securities

Van Kampen Life Investment Trust

Van Kampen LIT Aggressive Growth            Capital Growth                                       Van Kampen Asset Management
  Portfolio, Class II

Van Kampen LIT Growth and Income            Long-term growth of capital and income.
  Portfolio, Class II

Wells Fargo Variable Trust Funds

Wells Fargo Advantage Discovery Fund (8)    Long-term capital appreciation                       Wells Fargo Funds
                                                                                                   Management, LLC

Wells Fargo Advantage Opportunity Fund (8)  Long-term capital appreciation

(1) A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

(2) Effective May 1, 2005, the Janus Aspen Series Flexible Income Portfolio - Institutional Shares and Janus Aspen Series Growth Portfolio - Institutional Shares changed their names to the Janus Aspen Series Flexible Bond Portfolio - Institutional Shares and Janus Aspen Series Large Cap Growth Portfolio - Institutional Shares , respectively.

(3) Effective May 1, 2005, the PAVIT OpCap Balanced Portfolio and PAVIT OpCap Small Cap Portfolio changed their names to the Premier VIT OpCap Balanced Portfolio and Premier VIT OpCap Small Cap Portfolio, respectively.

(4) Effective April 29, 2005, the Scudder SVS I Balanced Portfolio - Class A was reorganized onto the Scudder SVS II Total Return Portfolio - Class A .

(5) Effective September 27, 2002, the STI Classic International Equity Fund is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to September 27, 2002, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(6) Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the
     T. Rowe Price Mid-Cap Growth Portfolio - I you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the portfolio in accordance with that program.

(7) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(8) Effective 4/8/05, the Strong Mid Cap Growth Fund II - Investor Class and Strong Opportunity Fund II - Investor Class were reorganized into the Wells Fargo Advantage Discovery Fund and Wells Fargo Advantage Opportunity Fund, respectively.

The first sentence of the first paragraph of the section entitled "Annual Reports and Other Documents" on page 39 of the prospectus is deleted and replaced by the following:

"Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2004, is incorporated herein by reference, which means that it is legally a part of this prospectus."

The following column is added to the Accumulation Unit Value chart in Appendix
A:

                          Accumulation Unit Values (1)

                                  Basic Policy

                                                                                                Year ending
                                                                                                December 31,
Fund                                                                                                2004
------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value - Series I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.810
   Number of Units Outstanding at End of Year                                                       58,864
Alger American Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.116
   Accumulation Unit Value Ending                                                                   10.524
   Number of Units Outstanding at End of Year                                                      106,786
Alger American Income & Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.547
   Accumulation Unit Value Ending                                                                   12.280
   Number of Units Outstanding at End of Year                                                       94,296
Alger American Leveraged AllCap - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.959
   Accumulation Unit Value Ending                                                                   12.758
   Number of Units Outstanding at End of Year                                                      125,490
Alger American MidCap Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             15.141
   Accumulation Unit Value Ending                                                                   16.878
   Number of Units Outstanding at End of Year                                                      189,941
Alger American Small Capitalization - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.146
   Accumulation Unit Value Ending                                                                    9.364
   Number of Units Outstanding at End of Year                                                      152,854

Federated Capital Income II Sub-Account
   Accumulation Unit Value(1) Beginning                                                              7.607
   Accumulation Unit Value Ending                                                                    8.245
   Number of Units Outstanding at End of Year                                                      118,737
Federated High Income Bond II Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.727
   Accumulation Unit Value Ending                                                                   11.864
   Number of Units Outstanding at End of Year                                                      274,221
Federated for U.S. Government Securities II Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.608
   Accumulation Unit Value Ending                                                                   12.881
   Number of Units Outstanding at End of Year                                                      254,843
Fidelity VIP Asset Manager(SM) - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.097
   Accumulation Unit Value Ending                                                                   11.541
   Number of Units Outstanding at End of Year                                                      119,887
Fidelity VIP Contrafund(R)  - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.660
   Accumulation Unit Value Ending                                                                   14.416
   Number of Units Outstanding at End of Year                                                      442,140
Fidelity VIP Equity-Income - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.970
   Accumulation Unit Value Ending                                                                   13.165
   Number of Units Outstanding at End of Year                                                      324,151
Fidelity VIP Growth - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.133
   Accumulation Unit Value Ending                                                                   10.330
   Number of Units Outstanding at End of Year                                                      310,704
Fidelity VIP Index 500 - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.155
   Accumulation Unit Value Ending                                                                   11.077
   Number of Units Outstanding at End of Year                                                      569,379
Fidelity VIP Money Market - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.315
   Accumulation Unit Value Ending                                                                   11.292
   Number of Units Outstanding at End of Year                                                      421,371
Fidelity VIP Overseas - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.169
   Accumulation Unit Value Ending                                                                   11.395
   Number of Units Outstanding at End of Year                                                      138,707
Janus Aspen Series Mid Cap Growth - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.359
   Accumulation Unit Value Ending                                                                   12.334
   Number of Units Outstanding at End of Year                                                      142,342
Janus Aspen Series Balanced - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.721
   Accumulation Unit Value Ending                                                                   14.684
   Number of Units Outstanding at End of Year                                                      348,122
Janus Aspen Series Flexible Bond - Institutional Shares Sub-Account  (3)
   Accumulation Unit Value(1) Beginning                                                             13.061
   Accumulation Unit Value Ending                                                                   13.390
   Number of Units Outstanding at End of Year                                                      235,284
Janus Aspen Series Large Cap Growth - Institutional Shares Sub-Account  (3)
   Accumulation Unit Value(1) Beginning                                                              9.904
   Accumulation Unit Value Ending                                                                   10.208
   Number of Units Outstanding at End of Year                                                      266,429
Janus Aspen Series Foreign Stock - Service Shares Sub-Account  (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.200
   Accumulation Unit Value Ending                                                                   11.891
   Number of Units Outstanding at End of Year                                                       63,308
Janus Aspen Series Worldwide Growth - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.891
   Accumulation Unit Value Ending                                                                   10.220
   Number of Units Outstanding at End of Year                                                      155,504
LSA Balanced (2)(4)
   Accumulation Unit Value(1) Beginning
   Accumulation Unit Value Ending
   Number of Units Outstanding at End of Year
MFS Emerging Growth - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.923
   Accumulation Unit Value Ending                                                                    9.939
   Number of Units Outstanding at End of Year                                                       51,201
MFS Investors Trust - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.018
   Accumulation Unit Value Ending                                                                    9.902
   Number of Units Outstanding at End of Year                                                       43,733
MFS New Discovery - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             15.612
   Accumulation Unit Value Ending                                                                   16.398
   Number of Units Outstanding at End of Year                                                       71,788
MFS Research - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.027
   Accumulation Unit Value Ending                                                                   10.313
   Number of Units Outstanding at End of Year                                                       41,251
MFS Total Return - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.074
   Accumulation Unit Value Ending                                                                   14.352
   Number of Units Outstanding at End of Year                                                      176,247
Premier VIT OpCap Balanced Sub-Account (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.801
   Number of Units Outstanding at End of Year                                                       75,904
Premier VIT OpCap Small Cap Sub-Account (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.118
   Accumulation Unit Value Ending                                                                   11.762
   Number of Units Outstanding at End of Year                                                       79,179
Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             11.151
   Accumulation Unit Value Ending                                                                   13.104
   Number of Units Outstanding at End of Year                                                      137,464

PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares
Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             10.642
   Accumulation Unit Value Ending                                                                   11.078
   Number of Units Outstanding at End of Year                                                       70,009
PIMCO VIT Total Return - Administrative Shares Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             10.924
   Accumulation Unit Value Ending                                                                   11.298
   Number of Units Outstanding at End of Year                                                      410,197
Putnam VT International Growth and Income - Class IB Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.133
   Accumulation Unit Value Ending                                                                   13.282
   Number of Units Outstanding at End of Year                                                       25,804
Salomon Brothers Variable Investors - Class I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.943
   Number of Units Outstanding at End of Year                                                       15,927
Scudder SVS II Total Return - Class A Sub-Account (6)
   Accumulation Unit Value(1) Beginning
   Accumulation Unit Value Ending
   Number of Units Outstanding at End of Year
Scudder SVS I Bond - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.435
   Accumulation Unit Value Ending                                                                   12.921
   Number of Units Outstanding at End of Year                                                      172,335
Scudder SVS I Global Discovery - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                             14.202
   Accumulation Unit Value Ending                                                                   17.275
   Number of Units Outstanding at End of Year                                                      107,272
Scudder SVS I Growth and Income - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.800
   Accumulation Unit Value Ending                                                                    9.559
   Number of Units Outstanding at End of Year                                                       38,185
Scudder SVS I International - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.439
   Accumulation Unit Value Ending                                                                    9.967
   Number of Units Outstanding at End of Year                                                       51,111
STI Classic Capital Appreciation Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.593
   Accumulation Unit Value Ending                                                                    9.045
   Number of Units Outstanding at End of Year                                                       30,367
STI Classic International Equity Sub-Account (7)
   Accumulation Unit Value(1) Beginning                                                              8.851
   Accumulation Unit Value Ending                                                                   10.417
   Number of Units Outstanding at End of Year                                                          223
STI Classic Value Income Stock Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.104
   Accumulation Unit Value Ending                                                                   10.351
   Number of Units Outstanding at End of Year                                                       41,425
Strong Opportunity II - Investor Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             14.148
   Accumulation Unit Value Ending                                                                   16.494
   Number of Units Outstanding at End of Year                                                      107,791
T. Rowe Price Equity Income - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.035
   Accumulation Unit Value Ending                                                                   14.771
   Number of Units Outstanding at End of Year                                                      201,619
T. Rowe Price International Stock - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.127
   Accumulation Unit Value Ending                                                                   10.239
   Number of Units Outstanding at End of Year                                                       95,532
T. Rowe Price Mid-Cap Growth - I Sub-Account (8)
   Accumulation Unit Value(1) Beginning                                                             15.381
   Accumulation Unit Value Ending                                                                   17.949
   Number of Units Outstanding at End of Year                                                      130,090
T. Rowe Price New America Growth - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.017
   Accumulation Unit Value Ending                                                                    9.860
   Number of Units Outstanding at End of Year                                                       55,066
Van Kampen LIT Aggressive Growth, Class II Sub-Account (2)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   11.144
   Number of Units Outstanding at End of Year                                                       10,217
Van Kampen LIT Growth and Income, Class II Sub-Account (2)
   Accumulation Unit Value(1) Beginning                                                             10.267
   Accumulation Unit Value Ending                                                                   11.554
   Number of Units Outstanding at End of Year                                                      138,483
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account (2)(9)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   11.321
   Number of Units Outstanding at End of Year                                                       98,278
Wells Fargo Advantage Discovery Sub-Account (10)
   Accumulation Unit Value(1) Beginning                                                                 --
   Accumulation Unit Value Ending                                                                       --
   Number of Units Outstanding at End of Year                                                           --
Wells Fargo Advantage Opportunity Sub-Account (10)
   Accumulation Unit Value(1) Beginning                                                                 --
   Accumulation Unit Value Ending                                                                       --
   Number of Units Outstanding at End of Year                                                           --

The "Experts" section in the Statement of Additional Information is deleted in its entirety and replaced with the following:

EXPERTS

The financial statements of Lincoln Benefit Life Company as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and the related financial statement schedules included in this Statement of Additional Information and incorporated in this prospectus by reference from the Lincoln Benefit Life Company Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is included and incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the sub-accounts comprising Lincoln Benefit Life Variable Annuity Account as of December 31, 2004 and for each of the periods in the two year period then ended included in this Statement of Additional Information have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The "Financial Statements " section in the Statement of Additional Information is deleted in its entirety and replaced with the following:

FINANCIAL STATEMENTS

The financial statements of the Subaccounts comprising the Separate Account as of December 31, 2004, and for the periods in the two year period then ended, the financial statements of Lincoln Benefit as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and related financial statement schedules and the accompanying Reports of Independent Registered Public Accounting Firm appear in the pages that follow. The financial statements and financial statement schedules of Lincoln Benefit included herein should be considered only as bearing upon the ability of Lincoln Benefit to meet its obligations under the Contacts.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                   Lincoln Benefit Life Variable Life Account

                        Supplement, dated March 7, 2005,
                                       to
                  The Consultant II Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the shareholders of the Strong Opportunity Fund II
- Investor Class and the Strong Mid Cap Growth Fund II - Investor Class ("Strong Portfolios") approved the reorganization of the Strong Portfolios into the Wells Fargo Advantage Opportunity Fund and the Wells Fargo Advantage Discovery Fund ("Wells Fargo Portfolios"), respectively.

On or around April 8, 2005 ("Conversion Date"), the Strong Opportunity Fund II - Investor Class will be merged into the Wells Fargo Advantage Opportunity Fund, and the Strong Mid Cap Growth Fund II - Investor Class will be merged into the Wells Fargo Advantage Discovery Fund. On the Conversion Date, we will change the name of the Strong Portfolio sub-accounts to reflect the change in the underlying portfolio. Contract owners will receive a confirmation of the transaction reflecting this change.

Wells Fargo Funds Management, LLC is the investment adviser for the Wells Fargo Portfolios. The investment objective for both Wells Fargo Portfolios is long-term capital appreciation.

If you currently have allocations made to the Strong Portfolio sub-accounts through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will continue to be made to those sub-accounts under their new name as of the Conversion Date.

If you would like information on how to transfer to another investment alternative, or how to make a change to your current allocations, please contact your financial representative or call our Customer Service Center at 1-800-865-5237.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                       Supplement, dated January 14, 2005,
                                       to
                  The Consultant II Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the Board of Trustees ("Board") of PIMCO Advisors VIT has approved the liquidation, on or about April 29, 2005 (the "Closing Date"), of the PEA Science and Technology Portfolio (the "PEA Portfolio").

The Board based its decision, in part, upon the fact that the PEA Portfolio is relatively small in asset size and has failed to garner significant exposure in the variable contract market. In addition, the Board believes the outlook for future growth of the PEA Portfolio is not encouraging.

Due to the liquidation of the PEA Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the PEA Science and Technology Portfolio Sub-Account ("PEA Sub-Account") on or after April 29, 2005.

Because the PEA Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 29, 2005, some or all of your interest in the PEA Sub-Account to the other investment alternatives currently offered by your Contract. Any value remaining in the PEA Sub-Account will be transferred automatically, as of the Closing Date, to the Fidelity VIP Money Market Portfolio, an investment alternative already available under your Contract. These transfers are not subject to a transfer fee.

If you currently have allocations made to the PEA Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocation in the PEA Sub-Account will also need to be changed in these programs. If you do not change this allocation to other investment alternatives currently available under your Policy, any allocation to the PEA Sub-Account will be automatically allocated, as of the Closing Date, to the Fidelity VIP Money Market Sub-Account.

If your interest in the PEA Sub-Account is transferred automatically on the Closing Date to the Fidelity VIP Money Market Sub-Account, for 60 days following the Closing Date, you may transfer your interest in the Fidelity VIP Money Market Sub-Account to any other investment alternative(s) available under your Contract. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that we credited to the Fidelity VIP Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at the number listed below.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectuses.

Number for Customer Service Center: 1-800-865-5237

                                   Appendix A

The Consultant II Variable Annuity contract offers a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

                                   PORTFOLIOS

AIM V.I. Basic Value Fund - Series I
Seeks long-term growth of capital.

Alger American Growth Portfolio - Class O Seeks long-term capital appreciation.

Alger American Income & Growth Portfolio - Class O Seeks to provide a high level of dividend income. Its secondary goal is to provide capital appreciation.

Alger American Leveraged AllCap Portfolio - Class O Seeks long-term capital appreciation.

Alger American MidCap Growth Portfolio - Class O Seeks long-term capital appreciation.

Alger American Small Capitalization Portfolio - Class O Seeks long-term capital appreciation.

Federated Fund for U.S. Government Securities II Seeks current income.

Federated High Income Bond Fund II Seeks high current income.

Federated Capital Income Fund II
Seeks high current income and moderate capital appreciation.

Fidelity VIP Asset Manager(SM) Portfolio - Initial Class Seeks high total return with reduced risk over the long term by allocating its assets among stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund(R) Portfolio - Initial Class Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Initial Class Seeks reasonable income.

Fidelity VIP Growth Portfolio - Initial Class Seeks capital appreciation.

Fidelity VIP Index 500 Portfolio - Initial Class Seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor's 500(SM) Index (S&P 500(R)).

Fidelity VIP Money Market Portfolio - Initial Class Seeks as high a level of current income as is consistent with preservation of capital and providing liquidity.

Fidelity VIP Overseas Portfolio - Initial Class Seeks long-term growth of capital.

Janus Aspen Series Mid Cap Growth Portfolio: Institutional Shares Seeks long-term growth of capital.

Janus Aspen Series Balanced Portfolio: Institutional Shares Seeks long-term growth of capital consistent with preservation of capital and balanced by current income.

Janus Aspen Series Flexible Income Portfolio: Institutional Shares Seeks to maximize total return from a combination of current income and capital appreciation, with an emphasis on current income.

Janus Aspen Series Foreign Stock Portfolio: Service Shares Seeks long-term growth of capital.

Janus Aspen Series Growth Portfolio: Institutional Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

Janus Aspen Series Worldwide Growth Portfolio: Institutional Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

MFS Emerging Growth Series - Initial Class Seeks long-term growth of capital.

MFS Investors Trust Series - Initial Class Seeks long-term growth of capital with a secondary objective to seek reasonable current income.

MFS New Discovery Series - Initial Class Seeks capital appreciation.

MFS Research Series - Initial Class Seeks long-term growth of capital and future income.

MFS Total Return Series - Initial Class Seeks to provide above-average income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital and secondarily to provide a reasonable opportunity for growth of capital and income.

PAVIT OpCap Balanced Portfolio Seeks growth of capital and investment income.

PAVIT OpCap Small Cap Portfolio Seeks capital appreciation.

Oppenheimer Main Street Small Cap Fund/VA - Service Shares Seeks capital appreciation.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Putnam VT International Growth and Income Fund - Class IB Seeks capital growth. Current income is a secondary objective.

Salomon Brothers Variable Investors Fund - Class I Seeks long-term growth of capital with current income as a secondary objective.

Scudder SVS I Balanced Portfolio - Class A Seeks balance of growth and income from a diversified portfolio of equity and fixed income securities.

Scudder SVS I Bond Portfolio - Class A
Seeks to invest for a high level of income consistent with a high quality portfolio of debt securities.

Scudder SVS I Global Discovery Portfolio - Class A Seeks above average capital appreciation over the long-term.

Scudder SVS I Growth and Income Portfolio - Class A Seeks long-term growth of capital primarily though diversified holdings of marketable foreign equity investments.

Scudder SVS I International Portfolio - Class A Seeks long-term growth of capital.

STI Classic Capital Appreciation Fund
Seeks capital appreciation.

STI Classic International Equity Fund Seeks long-term capital appreciation.

STI Classic Value Income Stock Fund
Seeks current income with the secondary goal of capital appreciation.

Strong Opportunity Fund II - Investor Class Seeks capital growth.

Strong Mid Cap Growth Fund II - Investor Class Seeks capital growth.

T. Rowe Price Equity Income Portfolio - I Seeks to provide substantial dividend income as well as long-term growth of capital.

T. Rowe Price Mid-Cap Growth Portfolio - I Seeks long-term capital appreciation.

T. Rowe Price New America Growth Portfolio - I Seeks long-term growth of capital.

T. Rowe Price International Stock Portfolio - I Seeks long-term growth of capital.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen LIT Aggressive Growth Portfolio, Class II Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II Seeks long-term growth of capital and income.

                              Fixed Account Options

Standard Fixed Account
Guaranteed Maturity Fixed Account Option

                    CONSULTANT II VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                    ISSUED BY

                          LINCOLN BENEFIT LIFE COMPANY

                               IN CONNECTION WITH

                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

            STREET ADDRESS: 2940 SOUTH 84TH STREET, LINCOLN, NE 68506

            MAILING ADDRESS: P. O. BOX 80469, LINCOLN, NE 68501-0469

                        TELEPHONE NUMBER: 1-800-865-5237

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. LINCOLN BENEFIT LIFE NO LONGER OFFERS THIS CONTRACT IN MOST STATES. IF YOU HAVE ALREADY PURCHASED THE CONTRACT YOU MAY CONTINUE TO MAKE PURCHASE PAYMENTS ACCORDING TO THE CONTRACT.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers fifty-two investment options, each of which is a Subaccount of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Subaccount invests exclusively in shares of one of the following Portfolios:

AIM VARIABLE INSURANCE FUNDS: AIM V.I. Basic Value Fund - Series I

THE ALGER AMERICAN FUND: Alger American Growth Portfolio - Class O, Alger American Income and Growth Portfolio - Class O, Alger American Leveraged AllCap Portfolio - Class O, Alger American MidCap Growth Portfolio - Class O, Alger American Small Capitalization Portfolio - Class O

FEDERATED INSURANCE SERIES: Federated Fund for U.S. Government Securities II, Federated High Income Bond Fund II, Federated Capital Income Fund II

FIDELITY(R) VARIABLE INSURANCE PRODUCTS: Fidelity VIP Asset Manager(SM) Portfolio - Initial Class, Fidelity VIP Contrafund(R) Portfolio - Initial Class, Fidelity VIP Equity-Income Portfolio - Initial Class, Fidelity VIP Growth Portfolio - Initial Class, Fidelity VIP Index 500 Portfolio - Initial Class, Fidelity VIP Money Market Portfolio - Initial Class, Fidelity VIP Overseas Portfolio - Initial Class

JANUS ASPEN SERIES: Janus Aspen Series Balanced Portfolio: Institutional Shares, Janus Aspen Series Flexible Income Portfolio: Institutional Shares, Janus Aspen Series Foreign Stock Portfolio: Service Shares (formerly International Value Portfolio), Janus Aspen Series Growth Portfolio:

Institutional Shares, Janus Aspen Series Mid Cap Growth Portfolio:
Institutional Shares, Janus Aspen Series Worldwide Growth Portfolio:
Institutional Shares

MFS(R) VARIABLE INSURANCE TRUST(SM): MFS Emerging Growth Series - Initial Class, MFS Investors Trust Series - Initial Class, MFS New Discovery Series - Initial Class, MFS Research Series - Initial Class, MFS Total Return Series - Initial Class

OPPENHEIMER VARIABLE ACCOUNT FUNDS: Oppenheimer Main Street Small Cap Fund/VA - Service Shares

PIMCO ADVISORS VIT: PAVIT PEA Science and Technology Portfolio, PAVIT OpCap Balanced Portfolio, PAVIT OpCap Small Cap Portfolio

PIMCO VARIABLE INSURANCE TRUST: PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares, PIMCO VIT Total Return Portfolio - Administrative Shares

PUTNAM VARIABLE TRUST: Putnam VT International Growth and Income Fund - Class 1B

SALOMON BROTHERS VARIABLE SERIES FUNDS INC.: Salomon Brothers Variable Investors Fund - Class I

SCUDDER VARIABLE SERIES I: Scudder SVS I Balanced Portfolio - Class A, Scudder SVS I Bond Portfolio - Class A, Scudder SVS I Global Discovery Portfolio - Class A, Scudder SVS I Growth and Income Portfolio - Class A, International Portfolio
- Class A

STI CLASSIC VARIABLE TRUST: STI Classic Capital Appreciation Fund, STI Classic International Equity Fund, STI Classic Value Income Stock Fund

STRONG OPPORTUNITY FUND II, INC.: Strong Opportunity Fund II - Investor Class

STRONG VARIABLE INSURANCE FUNDS, INC.: Strong Mid Cap Growth Fund II

T. ROWE PRICE EQUITY SERIES, INC.: T. Rowe Price Equity Income Portfolio, T. Rowe Price Mid-Cap Growth Portfolio, T. Rowe Price New America Growth Portfolio

T. ROWE PRICE INTERNATIONAL SERIES, INC.: T. Rowe Price International Stock Portfolio

THE UNIVERSAL INSTITUTIONAL FUNDS, INC: Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I

                                  1 PROSPECTUS

VAN KAMPEN LIFE INVESTMENT TRUST: Van Kampen LIT Aggressive Growth Portfolio, Class II, Van Kampen LIT Growth and Income Portfolio, Class II

  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE

SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY 1, 2004.

Some of the portfolios described in this prospectus may not be available in your Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are 90 years old or older before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Subaccounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, and transfers to the Subaccounts.

In certain states the contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the context specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

The Securities and Exchange Commission has not Approved or Disapproved these Securities nor has it Passed on the Accuracy or the Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

The Date of this Prospectus is May 1, 2004.

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2004. The information in the Statement of Additional Information, dated May 1, 2004, is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 40 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                                  2 PROSPECTUS

TABLE OF CONTENTS

DEFINITIONS                                                                    4
FEE TABLES                                                                     6
Examples and Explanation of Expense Examples                                   6
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                                      8
CONDENSED FINANCIAL INFORMATION                                               12
DESCRIPTION OF THE CONTRACTS                                                  12
   Summary                                                                    12
   Contract Owner                                                             12
   Annuitant                                                                  12
   Modification of the Contract                                               12
   Assignment                                                                 12
   Free Look Period                                                           13
PURCHASES AND CONTRACT VALUE                                                  13
   Minimum Purchase Payment                                                   13
   Automatic Payment Plan                                                     13
   Allocation of Purchase Payments                                            13
   Contract Value                                                             14
   Separate Account Accumulation Unit Value                                   14
   Transfer During Accumulation Period                                        14
   Transfers Authorized by Telephone                                          14
   Market Timing & Excessive Trading                                          15
   Trading Limitations                                                        15
   Automatic Dollar Cost Averaging Program                                    15
   Portfolio Rebalancing                                                      15
THE INVESTMENT AND FIXED ACCOUNT OPTIONS                                      17
   Separate Account Investments                                               17
   The Portfolios                                                             17
   Voting Rights                                                              20
   Additions, Deletions, and Substitutions of Securities                      21
   The Fixed Account                                                          21
      General                                                                 21
      Guaranteed Maturity Fixed Account Option                                21
      Market Value Adjustment                                                 22
      Dollar Cost Averaging Fixed Account Option                              23
ANNUITY BENEFITS                                                              23
   Annuity Date                                                               23
   Annuity Options                                                            23
   Other Options                                                              24
   Annuity Payments: General                                                  24
   Variable Annuity Payments                                                  24
   Fixed Annuity Payments                                                     25
   Transfers During the Annuity Period                                        25
   Death Benefit During Annuity Period                                        25
   Certain Employee Benefit Plans                                             25
OTHER CONTRACT BENEFITS                                                       25
   Death Benefit                                                              25
   Beneficiary                                                                27
   Contract Loans for 403(b) Contracts                                        28
   Withdrawals (Redemptions)                                                  29
   Systematic Withdrawal Program                                              29
   ERISA Plans                                                                30
   Minimum Contract Value                                                     30
CONTRACT CHARGES                                                              30
   Mortality and Expense Risk Charge                                          30
   Administrative Charges                                                     30
      Contract Maintenance Charge                                             30
      Administrative Expense Charge                                           30
      Transfer Fee                                                            30
   Premium Taxes                                                              31
   Deduction for Separate Account Income Taxes                                31
   Other Expenses                                                             31
TAXES                                                                         32
   Taxation of Lincoln Benefit Life Company                                   32
    Taxation of Variable Annuities in General                                 32
   Tax Qualified Contracts                                                    35
DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT          38
   Lincoln Benefit Life Company                                               38
   Separate Account                                                           38
   State Regulation of Lincoln Benefit                                        38
   Financial Statements                                                       38
ADMINISTRATION                                                                38
DISTRIBUTION OF CONTRACTS                                                     39
LEGAL PROCEEDINGS                                                             39
LEGAL MATTERS                                                                 39
ANNUAL REPORTS AND OTHER DOCUMENTS                                            39
REGISTRATION STATEMENT                                                        39
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION                      40
APPENDIX A ACCUMULATION UNIT VALUES                                           41
APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT                          46

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  3 PROSPECTUS

DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which Contract Value builds up under your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract Value.

ANNUITANT - The living person on whose life the annuity benefits under a Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of your investment in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Subaccount, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to Our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Subaccounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to Us as premium for the Contract by You or on Your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units.

                                  4 PROSPECTUS

Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

                                  5 PROSPECTUS

FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRAANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

Sales Charge - None

Transfer Fee (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the transfer fee) - $10.00

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND EXPENSES.

ANNUAL CONTRACT MAINTENANCE CHARGE                                       $35.00
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET
VALUE DEDUCTED FROM EACH OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT)
 Mortality and Expense Risk Charge                                         1.30%
 Administrative Expense Charge                                             0.10%
                                                                         ------
 Total Separate Account Annual Expenses                                    1.40%

THE NEXT TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN THIS TABLE DOES NOT SHOW THE EFFECT OF ANY SUCH FEE WAIVER OR EXPENSE REIMBURSEMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES APPEARS IN THE PROSPECTUS FOR EACH PORTFOLIO.

                                                  Minimum   Maximum
                                                  -------   -------
Total Annual Portfolio Operating Expenses /(1)/
(expenses that are deducted from Portfolio
assets, which may include management fees,
distribution and/or service (12b-1)
fees, and other expenses)                          0.29%     4.31%

(1) Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2003.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    Invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment,

..    surrendered your Contract, or you began receiving income payments, or continued to hold Your Contract, at the end of each time period, and,

..    with total Separate Account expenses of 1.40%.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                  6 PROSPECTUS

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $620     $1,839    $3,031    $5,892
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses    $208     $  640    $1,093    $2,330
----------------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLE

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE EXAMPLES REFLECT AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35.

                                  7 PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1.   WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Subaccount and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2.   WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..    a life annuity with payments guaranteed for five to twenty years;

..    a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

..    fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3.   HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $25,000 in a lump sum as an initial Purchase Payment. Subsequent Purchase Payments must be at least $500. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4.   WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the following Portfolios:

                    FUND                                      PORTFOLIO(S)
-----------------------------------------------------------------------------------------
AIM Variable Insurance Funds                  AIM V.I. Basic Value Fund - Series I
-----------------------------------------------------------------------------------------
The Alger American Fund                       Alger American Growth Portfolio - Class O
                                              Alger American Income & Growth Portfolio -
                                               Class O
                                              Alger American Leveraged AllCap Portfolio -
                                               Class O
                                              Alger American MidCap Growth Portfolio -
                                               Class O
                                              Alger American Small Capitalization
                                               Portfolio - Class O
-----------------------------------------------------------------------------------------
Federated Insurance Series                    Federated Fund for U.S. Government
                                               Securities II
                                              Federated High Income Bond Fund II
                                              Federated Capital Income Fund II
-----------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products       Fidelity VIP Asset Manager(SM) Portfolio -
                                               Initial Class
                                              Fidelity VIP Contrafund(R) Portfolio -
                                               Initial Class
                                              Fidelity VIP Equity-Income Portfolio -
                                               Initial Class
                                              Fidelity VIP Growth Portfolio - Initial
                                               Class
                                              Fidelity VIP Index 500 Portfolio - Initial
                                               Class
                                              Fidelity VIP Money Market Portfolio -
                                               Initial Class
                                              Fidelity VIP Overseas Portfolio - Initial
                                               Class
-----------------------------------------------------------------------------------------
Janus Aspen Series                            Janus Aspen Series Balanced Portfolio -
                                               Institutional Shares
                                              Janus Aspen Series Flexible Income
                                               Portfolio - Institutional Shares
                                              Janus Aspen Series Foreign Stock Portfolio
                                               (formerly International Value) - Service
                                               Shares
                                              Janus Aspen Series Growth Portfolio -
                                               Institutional Shares
                                              Janus Aspen Series Mid Cap Growth Portfolio
                                               - Institutional Shares
                                              Janus Aspen Series Worldwide Growth
                                               Portfolio - Institutional Shares
-----------------------------------------------------------------------------------------
MFS(R)                                        Variable Insurance
                                              Trust(SM) MFS Emerging
                                              Growth Series - Initial
                                              Class MFS Investors Trust
                                              Series - Initial Class MFS
                                              New Discovery Series -
                                              Initial Class MFS Research
                                              Series - Initial Class MFS
                                              Total Return Series -
                                              Initial Class
-----------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds            Oppenheimer Main Street Small Cap Fund/VA -
                                               Service Shares
-----------------------------------------------------------------------------------------
PIMCO                                         Advisors VIT PAVIT PEA
                                              Science and Technology
                                              Portfolio PAVIT OpCap
                                              Balanced Portfolio PAVIT
                                              OpCap Small Cap Portfolio
-----------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust                PIMCO VIT Foreign Bond Portfolio (U.S.
                                               Dollar-Hedged) - Administrative Shares
                                              PIMCO VIT Total Return Portfolio -
                                               Administrative Shares
-----------------------------------------------------------------------------------------
Putnam Variable Trust                         Putnam VT International Growth and Income
                                               Fund - Class IB
-----------------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc.   Salomon Brothers Variable Investors Fund -
                                               Class I
-----------------------------------------------------------------------------------------
Scudder Variable Series I                     Scudder SVS I Balanced Portfolio - Class A
                                              Scudder SVS I Bond Portfolio - Class A
                                              Scudder SVS I Global Discovery Portfolio -
                                               Class A
                                              Scudder SVS I Growth and Income Portfolio -
                                               Class A
                                              Scudder SVS I International Portfolio -
                                               Class A
-----------------------------------------------------------------------------------------
STI Classic Variable Trust                    STI Classic Capital Appreciation Fund
                                              STI Classic International Equity Fund
                                              STI Classic Value Income Stock Fund
-----------------------------------------------------------------------------------------
Strong Opportunity Fund II, Inc.              Strong Opportunity Fund II - Investor Class
-----------------------------------------------------------------------------------------
Strong Variable Insurance Funds, Inc.         Strong Mid Cap Growth Fund II - Investor
                                               Class
-----------------------------------------------------------------------------------------
T. Rowe Price Equity Series, Inc.             T. Rowe Price Equity Income Portfolio - I
                                              T. Rowe Price Mid-Cap Growth Portfolio - I
                                              T. Rowe Price New America Growth Portfolio
                                                - I
-----------------------------------------------------------------------------------------
T. Rowe Price International Series, Inc.      T. Rowe Price International Stock Portfolio
-----------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.       Van Kampen UIF U.S. Mid Cap Value
                                               Portfolio, Class I
-----------------------------------------------------------------------------------------
Van Kampen Life Investment Trust              Van Kampen LIT Aggressive Growth Portfolio,
                                               Class II
                                              Van Kampen LIT Growth and Income Portfolio,
                                               Class II
-----------------------------------------------------------------------------------------

In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

                                  9 PROSPECTUS

In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our Dollar Cost Averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred monthly to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account Option;

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2)   it is necessary to meet IRS minimum withdrawal requirements; or

3)   it is a transfer that is part of a dollar cost averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2)   how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6.   WHAT ARE MY EXPENSES UNDER THE CONTRACT?

CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.30% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

TRANSFER FEE. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.

OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7.   HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

                                  10 PROSPECTUS

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8.   DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9.   WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The death benefit is the greatest of the following:

1)   your total Purchase Payments reduced by a withdrawal adjustment;

2)   your Contract Value;

3)   the amount you would have received by surrendering your Contract; or

4) your highest Contract Value on any Contract Anniversary increased by the total Purchase Payments since that Contract Anniversary and reduced by a withdrawal adjustment.

In relation to (1) and (4) above, the Death Benefit will be recalculated for Purchase Payments, withdrawals, and on Contract Anniversaries until the oldest Owner, or the Annuitant if the Owner is not a living individual, attains age 85. After age 85, we will calculate (1) and (4) above only to reflect additional purchase payments and withdrawals.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10.  WHAT ELSE SHOULD I KNOW?

ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a portfolio rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or from the Subaccounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

                                  11 PROSPECTUS

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11.  WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln, Nebraska 68501-0469, or call us at (800) 865-5237.

CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Subaccount for each year since we started offering the Contracts. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Annual Contract Maintenance Charge. The information in the table is included in the Separate Account's financial statements. To obtain a fuller picture of each Subaccount's finances and performance, you should review the Separate Account's financial statements, which are in the Separate Account's Annual Report dated as of December 31, 2003, contained in the Statement of Additional Information.

DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN ASSIGNMENT, YOU SHOULD

                                  12 PROSPECTUS

CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Subaccounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market Subaccount. Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is $25,000. You must pay it in a lump sum. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $500 or more. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than $500, such amounts will be allocated to the Fidelity Money Market Portfolio.We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $100 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the Subaccount(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Subaccounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit. Please note that effective as of Septemebr 27, 2002, we will not permit you to allocate new premiums to the Subaccount that invests in the STI Classic Variable Trust International Equity Fund. However, if, as of September 27, 2002, you are enrolled in one of our automatic transaction programs, such as Dollar Cost Averaging or Portfolio Rebalancing, we will continue to effect automatic transactions involving the STI Classic Variable Trust International Equity Fund. In addition, if you currently have funds allocated to the Subaccount which invests in the STI Classic Variable Trust International Equity Fund, you may keep such investment, but may not invest additional premium payments to it.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Subaccount. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Subaccounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your

                                  13 PROSPECTUS

Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Subaccounts you have selected, plus the value of your investment in the Fixed Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Subaccount. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Subaccount. We determine the Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time. Please note that effective as of Septemebr 27, 2002, we will not permit you to allocate new premiums to the Subaccount that invests in the STI Classic Variable Trust International Equity Fund. However, if, as of September 27, 2002, you are enrolled in one of our automatic transaction programs, such as Dollar Cost Averaging or Portfolio Rebalancing, we will continue to effect automatic transactions involving the STI Classic Variable Trust International Equity Fund. In addition, if you currently have funds allocated to the Subaccount which invests in the STI Classic Variable Trust International Equity Fund, you may keep such investment, but may not invest additional premium payments to it.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day.

If you transfer an amount from the Fixed Account to a Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 22.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price. Calls completed after 4:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price.

We may charge you the transfer fee described on page 6, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Subaccounts in any Contract year, or to refuse any Variable Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly

                                  14 PROSPECTUS
unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING. The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Subaccounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading Limitations" consistent with applicable law and the Contract. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Subaccounts, not all market timing or excessive trading is identifiable or preventable. Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.

TRADING LIMITATIONS. We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

..    we believe. in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Subaccount or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares. We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Subaccount of your choosing. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity Money Market Variable Subaccount in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of Dollar Cost Averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from a Subaccount with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile Subaccount. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value

                                  15 PROSPECTUS
allocated to each Subaccount at a pre-set level. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Subaccounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers made during the Accumulation Period. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

                                  16 PROSPECTUS

THE INVESTMENT AND FIXED ACCOUNT OPTIONS

SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.

PORTFOLIO               PORTFOLIO OBJECTIVE            INVESTMENT ADVISER
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital    A I M ADVISORS, INC.
 Fund - Series I (1)
 (6)
-------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
-------------------------------------------------------------------------------
Alger American Growth   Long-term capital              FRED ALGER MANAGEMENT,
 Portfolio - Class O     appreciation                   INC.
-------------------------------------------------------
Alger American Income   Seeks to provide a high level
 & Growth Portfolio -    of dividend income.  Its
 Class O                 secondary goal is to provide
                         capital appreciation.
-------------------------------------------------------
Alger American          Long-term capital
 Leveraged AllCap        appreciation
 Portfolio - Class O
-------------------------------------------------------
Alger American MidCap   Long-term capital
 Growth Portfolio -      appreciation
 Class O
-------------------------------------------------------------------------------
Alger American Small    Long-term capital
 Capitalization          appreciation
 Portfolio - Class O
-------------------------------------------------------------------------------
FEDERATED INSURANCE SERIES
-------------------------------------------------------------------------------
Federated Fund for      Current income                 FEDERATED INVESTMENT
 U.S. Government                                        MANAGEMENT COMPANY
 Securities II
-------------------------------------------------------
Federated High Income   High current income
 Bond Fund II
-------------------------------------------------------------------------------
Federated Capital       High current income and        FEDERATED EQUITY
 Income Fund II          moderate capital              MANAGEMENT COMPANY OF
                         appreciation                  PENNSYLVANIA

-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP Asset      High total return with         FIDELITY MANAGEMENT &
 Manager(SM) Portfolio   reduced risk over the long     RESEARCH COMPANY
 - Initial Class         term by allocating its
                         assets among stocks, bonds,
                         and short-term instruments.
-------------------------------------------------------
Fidelity VIP            Long-term capital
 Contrafund(R)           appreciation
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP            Reasonable income
 Equity-Income
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP Growth     Capital appreciation
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP Index 500  Investment results that
 Portfolio - Initial     correspond to the total
 Class                   return of common stocks
                         publicly traded in the
                         United States, as
                         represented by the Standard
                         & Poor's 500(SM) Index (S&P
                         500(R))
-------------------------------------------------------
Fidelity VIP Money      As high a level of current
 Market Portfolio -      income as is consistent with
 Initial Class           preservation of capital and
                         providing liquidity
-------------------------------------------------------
Fidelity VIP Overseas   Long-term growth of capital
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
Janus Aspen Series Mid  Long-term growth of capital    JANUS CAPITAL MANAGEMENT
 Cap Growth Portfolio:                                  LLC
 Institutional Shares
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Balanced Portfolio:     consistent with preservation
 Institutional Shares    of capital and balanced by
                         current income
-------------------------------------------------------
Janus Aspen Series      Seeks to maximize total
 Flexible Income         return from a combination of
 Portfolio:              current income and capital
 Institutional Shares    appreciation, with an
                         emphasis on current income
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Foreign Stock
 Portfolio: Service
 Shares (2)
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Growth Portfolio:       in a manner consistent with
 Institutional Shares    the preservation of capital
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Worldwide Growth        in a manner consistent with
 Portfolio:              the preservation of capital
 Institutional Shares
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital    MFS(TM) INVESTMENT
 Series - Initial                                       MANAGEMENT
 Class
-------------------------------------------------------
MFS Investors Trust     Long-term growth of capital
 Series - Initial        with a secondary objective
 Class                   to seek reasonable current
                         income
-------------------------------------------------------
MFS New Discovery       Capital appreciation
 Series - Initial
 Class
-------------------------------------------------------
MFS Research Series -   Long-term growth of capital
 Initial Class           and future income
-------------------------------------------------------
MFS Total Return        Seeks to provide
 Series - Initial        above-average income
 Class                   (compared to a portfolio
                         invested entirely in equity
                         securities) consistent with
                         the prudent employment of
                         capital and secondarily to
                         provide a reasonable
                         opportunity for growth of
                         capital and income
-------------------------------------------------------------------------------
PIMCO ADVISORS VIT
-------------------------------------------------------------------------------
PAVIT PEA Science and   Capital appreciation           OPCAP ADVISORS LLC
 Technology Portfolio
-------------------------------------------------------
PAVIT OpCap Balanced    Growth of capital and
 Portfolio (1)           investment income
-------------------------------------------------------
PAVIT OpCap Small Cap   Capital appreciation
 Portfolio
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Main        Capital appreciation           OPPENHEIMERFUNDS, INC.
 Street Small Cap
 Fund/VA - Service
 Shares
-------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
PIMCO VIT Foreign Bond  To maximize total return,      PACIFIC INVESTMENT
 Portfolio (U.S.         consistent with preservation   MANAGEMENT COMPANY LLC
 Dollar-Hedged) -        of capital and prudent
 Administrative Shares   investment management
-------------------------------------------------------
PIMCO VIT Total Return  To maximize total return,
 Portfolio -             consistent with preservation
 Administrative Shares   of capital and prudent
                         investment management
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT               Capital growth. Current        PUTNAM INVESTMENT
 International Growth    income is a secondary          MANAGEMENT, LLC
 and Income Fund -       objective.
 Class IB
-------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC.
-------------------------------------------------------------------------------
Salomon Brothers        Long-term growth of capital    SALOMON BROTHERS ASSET
 Variable Investors      with current income as a       MANAGEMENT INC.
 Fund - Class I (1)      secondary objective
-------------------------------------------------------------------------------
SCUDDER VARIABLE SERIES I
-------------------------------------------------------------------------------
Scudder SVS I Balanced  Balance of growth and income   DEUTSCHE INVESTMENT
 Portfolio - Class A     from a diversified porfolio    MANAGEMENT AMERICAS INC.
                         of equity and fixed income
                         securities
-------------------------------------------------------
Scudder SVS I Bond      Invest for a high level of
 Portfolio - Class A     income consistent with a
                         high quality portfolio of
                         debt securities
-------------------------------------------------------
Scudder SVS I Global    Above average capital
 Discovery Portfolio -   appreciation over the
 Class A                 long-term
-------------------------------------------------------
Scudder SVS I Growth    Long-term growth of capital
and Income Portfolio     primarily though diversified
- Class A                holdings of marketable
                         foreign equity investments.
-------------------------------------------------------
Scudder SVS I           Seeks long-term growth of
 International           capital
 Portfolio - Class A
-------------------------------------------------------------------------------
STI CLASSIC VARIABLE TRUST
-------------------------------------------------------------------------------
STI Classic Capital     Capital appreciation           TRUSCO CAPITAL
 Appreciation Fund                                      MANAGEMENT, INC.
-------------------------------------------------------
STI Classic             Long-term capital
 International Equity    appreciation
 Fund (3)
-------------------------------------------------------
STI Classic Value       Current income with the
 Income Stock Fund       secondary goal of capital
                         appreciation
-------------------------------------------------------------------------------
STRONG OPPORTUNITY FUND II, INC.
-------------------------------------------------------------------------------
Strong Opportunity      Capital growth                 STRONG CAPITAL
 Fund II - Investor                                     MANAGEMENT, INC.
 Class
-------------------------------------------------------------------------------
STRONG VARIABLE INSURANCE FUNDS, INC.
-------------------------------------------------------------------------------
Strong Mid Cap Growth   Capital growth                 STRONG CAPITAL
 Fund II - Investor                                     MANAGEMENT, INC.
 Class
-------------------------------------------------------------------------------
T. ROWE PRICE EQUITY SERIES, INC.
-------------------------------------------------------------------------------
T. Rowe Price Equity    Seeks to provide substantial   T. ROWE PRICE
Income Portfolio - I     dividend income as well as     ASSOCIATES, INC.
                         long-term growth of capital

-------------------------------------------------------
T. Rowe Price Mid-Cap   Long-term capital
 Growth Portfolio - I     appreciation
 (4)
-------------------------------------------------------
T. Rowe Price New       Long-term growth of capital
 America Growth
 Portfolio - I
-------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL SERIES, INC.
-------------------------------------------------------------------------------
T. Rowe Price           Long-term growth of capital    T. ROWE PRICE
 International Stock                                    INTERNATIONAL, INC.
 Portfolio - I
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THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
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Van Kampen UIF U.S.     Seeks above-average total      VAN KAMPEN
 Mid Cap Value           return over a market cycle
 Portfolio, Class I      of three to five years by
 (5)                     investing in common stocks
                         and other equity securities.
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VAN KAMPEN LIFE INVESTMENT TRUST
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Van Kampen LIT          Capital Growth                 VAN KAMPEN ASSET
 Aggressive Growth                                      MANAGEMENT
 Portfolio, Class II
 (1)
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Van Kampen LIT Growth   Long-term growth of capital
 and Income Portfolio,   and income
 Class II
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(1) Effective 4/30/04, the LSA Balanced Fund, LSA Basic Value Fund, LSA Emerging Growth Equity Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I, Van Kampen LIT Aggressive Growth Portfolio, Class II and Salomon Brothers Variable Investors Fund - Class I, respectively.

(2) Effective 5/1/04 the Janus Aspen Series International Portfolio - Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio - Service Shares.

(3) Effective as of September 27, 2002, we will not accept new premiums or transfers into the Subaccount that invests in the STI Classic Variable Trust International Equity Fund.

(4) Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio is no longer available for new investments. If you are currently invested in the T. Rowe Price Mid-Cap Growth Portfolio you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the portfolio in accordance with that program.

(5) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I.

(6) A Fund's investment objective(s) may be changed by the Fund's Board of Trustees withou shareholder approval.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Subaccount are separate and are credited to or charged against the particular Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the

                                  20 PROSPECTUS
same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Subaccounts:

(a)  to operate the Separate Account in any form permitted by law;

(b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c) to transfer assets from one Subaccount to another, or from any subaccount to our general account;

(d)  to add, combine, or remove Subaccounts in the Separate Account; and

(e) to change the way in which we assess charges, as long as the total charges do not exceed the amount currently charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

EXAMPLE

Purchase Payment        $50,000
Guarantee Period        5 years
Effective Annual Rate      4.50%

                                  21 PROSPECTUS

                                            END OF CONTACT YEAR
                        ----------------------------------------------------------
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5
                        ----------  ----------  ----------  ----------  ----------
Beginning Contract
 Value                  $50,000.00
 x (1 + Effective
 Annual Rate)              x 1.045
                        ----------
                        $52,250.00
Contract Value at end
 of Contract Year                   $52,250.00
 x (1 + Effective
 Annual Rate)                          x 1.045
                                    ----------
                                    $54,601.25
Contract Value at end
 of Contract Year                               $54,601.25
 x (1 + Effective
 Annual Rate)                                      x 1.045
                                                ----------
                                                $57,058.31
Contract Value at end
 of Contract Year                                           $57,058.31
 x (1 + Effective
 Annual Rate)                                                  x 1.045
                                                            ----------
                                                            $59,625.93
Contract Value at end
 of Contract Year                                                       $59,625.93
 x (1 + Effective
 Annual Rate)                                                              x 1.045
                                                                        ----------
                                                                        $62,309.10

Total Interest Credited During Guarantee Period = $12,309.10 ($62,309.10 - $50,000)

NOTE: This example assumes no withdrawals during the entire five year Guarantee Period. If you were to make a partial withdrawal, the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-865-5237.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of the relevant amount through a partial withdrawal. We will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.

MARKET VALUE ADJUSTMENT. We may increase or decrease the amount of some transactions involving your investment in the Fixed Account to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account;

                                  22 PROSPECTUS

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

3)   it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 15 of this prospectus.

ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..    the year of your separation from service; or

..    April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..    Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..    Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

                                  23 PROSPECTUS

Three Annuity Options are generally available under the Contract. Each is available in the form of:

..    a Fixed Annuity;

..    a Variable Annuity; or

..    a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

..    the investment results of the Subaccounts you have selected,

..    the Contract Value at the time you elected annuitization,

..    the length of the remaining period for which the payee would be entitled to payments.

If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 12, however, we will increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" below and "Fixed Annuity Payments" on page 25.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING PAYMENT TO YOU FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND MINIMUM GUARANTEED PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments

                                  24 PROSPECTUS
because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 31/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS

DEATH BENEFIT: GENERAL. We will pay a distribution on death, if:

1)   the Contract is in force;

2)   annuity payments have not begun; and

3)   either:

(a)  any Owner dies; or

(b)  any Annuitant dies and the Owner is a non-living person.

DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

..    a certified original copy of the Death Certificate;

                                  25 PROSPECTUS

..    a certified copy of a court decree as to the finding of death; or

..    a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

DEATH PROCEEDS. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit as described. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

DEATH BENEFIT AMOUNT. The Death Benefit under the Contract is the greatest of the following:

1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2)   the Contract Value on the date as of which we calculate the Death Benefit.

3)   the Surrender Value; or

4) the highest Contract Value on any Contract Anniversary, increased by the total Purchase Payments since that Contract Anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that Contract Anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

DEATH BENEFIT PAYMENTS

1.   If your spouse is the sole beneficiary:

(a)  Your spouse may elect to receive the Death Proceeds in a lump sum; or

(b) Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                        Annuity payments must be payable:

(i)  over the life of your spouse; or

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

(iii)over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

(c) If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Subaccounts. This excess will be allocated in proportion to your Contract Value in those Subaccounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

(i)  transfer all or a portion of the excess among the Subaccounts;

(ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

(iii)transfer all or a portion of the excess into a combination of Subaccounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2.   If the Beneficiary is not your spouse but is a living person:

(a)  The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b) The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                        Annuity payments must be payable:

(i)  over the life of the Beneficiary; or

                                  26 PROSPECTUS

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

(iii) over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

(c) If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 14 and Transfer Fees on page 30 during this 5 year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3.   If the Beneficiary is a corporation or other type of non-living person:

(a)  The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b) If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 14 and Transfer Fees on page 30 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election.

We reserve the right to offer additional options upon the death of the Contract Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or any Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..    your spouse if he or she is still alive; or, if he or she is no longer alive,

..    your surviving children equally; or if you have no surviving children,

..    your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

                                  27 PROSPECTUS

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

(a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

We may apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1)   the Death Proceeds;

2)   surrender proceeds;

3)   the amount available for partial withdrawal; and

4)   the amount applied on the Annuity Date to provide annuity payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity Money Market Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

                                  28 PROSPECTUS

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 22.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 30. Your Contract will terminate if you withdraw all of your Contract Value

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on page 35.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Subaccounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Subaccounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender Value will equal the Contract Value adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 30. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3)   at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1)   when you attain age 59 1/2;

2)   when you terminate your employment with the plan sponsor;

3)   upon your death;

4)   upon your disability as defined in Section 72(m)(7) of the Tax Code; or

5)   in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1)   salary reduction contributions made after December 31, 1988;

2)   income attributable to such contributions; and

3)   income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or IRA, you may participate in

                                  29 PROSPECTUS
our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES

We assess charges under the Contract in two ways:

1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes; and

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks;

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page 6, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.30% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the Annuitant(s); and

2) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 25.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

ADMINISTRATIVE CHARGES.

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee.

                                  30 PROSPECTUS

We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in "Taxes" on page 32.

OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract Value. For a summary of current estimates of those charges and expenses, see page 6. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.

                                  31 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Separate

Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate

Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Separate Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract

                                  32 PROSPECTUS
owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

                                  33 PROSPECTUS

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if

                                  34 PROSPECTUS
the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

..    Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section
     408(p) of the Code; and

..    Tax Sheltered Annuities under Section 403(b) of the Code.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln

Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

                                  35 PROSPECTUS

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (applies only for IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that

                                  36 PROSPECTUS
can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan.

Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

                                  37 PROSPECTUS

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT

LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska 68506-4142. Lincoln Benefit is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation.

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreement with Allstate Life, substantially all contract related transactions are transferred to Allstate Life, and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreement. These assets represent our general account and are invested and managed by Allstate Life. While the reinsurance agreement provides us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable Contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-865-5237. We have reproduced the Table of Contents of the Statement of Additional Information on page 40.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

FINANCIAL STATEMENTS. The financial statements of Lincoln Benefit Life Company and the Separate Account are set forth in the Statement of Additional Information.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Separate Account. Our mailing address is P.O. Box 80469, Lincoln, Nebraska 68501-0469.

We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services;

                                  38 PROSPECTUS
calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed one percent of initial Purchase Payments and one percent of account value annually beginning in the second Contract year. From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels. We may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or from any other charge or fee under the Contracts, to cover sales commissions and other promotional or distribution expenses relating to the sale of the Contracts.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel and Assistant Secretary of Lincoln Benefit.

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, 2940 South 84th Street, Lincoln, Nebraska 68506 or 800-865-5237.

REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts.

The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as

                                  39 PROSPECTUS
filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

                              TABLE OF CONTENTS OF
                       STATEMENT OF ADDITIONAL INFORMATION

                                                                            PAGE
THE CONTRACT
  Annuity Payments
  Initial Monthly Annuity Payment
  Subsequent Monthly Payments
  Transfers After Annuity Date
  Annuity Unit Value
  Illustrative Example of Annuity Unit Value Calculation
  Illustrative Example of Variable Annuity Payments
EXPERTS
FINANCIAL STATEMENTS

                                  40 PROSPECTUS

APPENDIX A

                            ACCUMULATION UNIT VALUES

                                  BASIC POLICY

                                         Year ending December 31,
FUND                     1998    1999      2000       2001       2002        2003
-----------------------------------------------------------------------------------
AIM V.I. Basic Value
(2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Alger American Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.92      15.72      13.21      11.49      7.590
 Accumulation Unit
 Value Ending            11.92    15.72      13.21      11.49      7.590     10.116
 Number of Units
 Outstanding at End of  14,614  110,327    154,964    135,837    126,785    122,137
 Year
Alger American Income
and Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.49      16.14      15.71      13.27      9.019
 Accumulation Unit
 Value Ending            11.49    16.14      15.71      13.27      9.019   $ 11.547
 Number of Units
 Outstanding at End of  61,815   61,815    134,479    145,823    115,625    112,360
 Year
Alger American
Leveraged AllCap
 Accumulation Unit
 Value(1) Beginning      10.00    12.80      22.48      16.66      13.81      9.001
 Accumulation Unit
 Value Ending            12.80    22.48      16.66      13.81      9.001     11.959
 Number of Units
 Outstanding at End of   7,257   80,962    151,988    121,008    133,802    127,480
 Year
Alger American MidCap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.59      15.07      16.22      14.95     10.389
 Accumulation Unit
 Value Ending            11.59    15.07      16.22      14.95     10.389     15.141
 Number of Units
 Outstanding at End of   3,707   40,066    148,029    143,773    137,775    220,428
 Year
Alger American Small
Capitalization
 Accumulation Unit
 Value(1) Beginning      10.00    11.31      15.99      11.48       7.98      5.804
 Accumulation Unit
 Value Ending            11.31    15.99      11.48       7.98      5.804         --
 Number of Units
 Outstanding at End of   5,492   19,202     55,329     69,327    143,130         --
 Year
Federated High Income
Bond II
 Accumulation Unit
 Value(1) Beginning      10.00     9.84       9.93       8.91       8.90      8.901
 Accumulation Unit
 Value Ending             9.84     9.93       8.91       8.90      8.901         --
 Number of Units
 Outstanding at End of   6,794   39,637     69,061     97,931    137,497         --
 Year
Federated U.S. Gov't
Securities II
 Accumulation Unit
 Value(1) Beginning      10.00    10.26      10.06      11.01      11.62     12.490
 Accumulation Unit
 Value Ending            10.26    10.06      11.01      11.62     12.490         --
 Number of Units
 Outstanding at End of  13,480   92,305    166,600    249,062    404,746         --
 Year
Federated Capital
Income II
 Accumulation Unit
 Value(1) Beginning      10.00    11.13      11.16      10.02       8.52      6.393
 Accumulation Unit
 Value Ending            11.13    11.16      10.02       8.52      6.393         --
 Number of Units
 Outstanding at End of  18,262   69,241    123,235    141,337    100,899         --
 Year
Fidelity Asset
Manager(SM)
 Accumulation Unit
 Value(1) Beginning      10.00    10.80      11.83      11.21      10.60      9.538
 Accumulation Unit
 Value Ending            10.80    11.83      11.21      10.60      9.538         --
 Number of Units
 Outstanding at End of   2,962   16,640     70,315     78,645     69,512         --
 Year
Fidelity Contrafund
 Accumulation Unit
 Value(1) Beginning      10.00    11.45      14.03      12.92      11.18      9.994
 Accumulation Unit
 Value Ending            11.45    14.03      12.92      11.18      9.994         --
 Number of Units
 Outstanding at End of   9,371  114,581    260,250    297,028    320,055         --
 Year
Fidelity Equity-Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.83      11.35      12.14      11.37      9.314
 Accumulation Unit
 Value Ending            10.83    11.35      12.14      11.37      9.314         --
 Number of Units
 Outstanding at End of  36,057  136,950    208,086    254,071    273,790         --
 Year
Fidelity Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.62      15.75      13.82      11.22      7.735
 Accumulation Unit
 Value Ending            11.62    15.75      13.82      11.22      7.735         --
 Number of Units
 Outstanding at End of   8,616  105,637    212,291    244,606    247,149         --
 Year
Fidelity Index 500
 Accumulation Unit
 Value(1) Beginning      10.00    11.36      13.49      12.07      10.46      8.020
 Accumulation Unit
 Value Ending            11.36    13.49      12.07      10.46      8.020         --
 Number of Units
 Outstanding at End of  33,281  264,642    478,029    532,172    585,195         --
 Year
Fidelity Money Market
 Accumulation Unit
 Value(1) Beginning      10.00    10.14      10.52      11.03      11.33     11.361
 Accumulation Unit
 Value Ending            10.14    10.52      11.03      11.33     11.361         --
 Number of Units
 Outstanding at End of  50,763  309,000  1,573,179   471,1302  1,642,033         --
 Year
Fidelity Overseas
 Accumulation Unit
 Value(1) Beginning      10.00    10.49      14.76      11.77       9.15      7.193
 Accumulation Unit
 Value Ending            10.49    14.76      11.77       9.15      7.193         --
 Number of Units
 Outstanding at End of   1,800   68,426     27,747    236,023     83,194         --
 Year
Janus Aspen Mid Cap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    12.26      27.26      18.33      10.94      7.775
 Accumulation Unit
 Value Ending            12.26    27.26      18.33      10.94      7.775         --
 Number of Units
 Outstanding at End of   1,708  121,552    293,510    272,416    176,432         --
 Year
Janus Aspen Balanced
 Accumulation Unit
 Value(1) Beginning      10.00    11.68      14.60      14.07      13.22      12.22
 Accumulation Unit
 Value Ending            11.68    14.60      14.07      13.22      12.22         --
 Number of Units
 Outstanding at End of  20,840  210,584    382,038    422,582     43,841         --
 Year
Janus Aspen Flexible
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.25      10.27      10.76      11.43     12.449
 Accumulation Unit
 Value Ending            10.25    10.27      10.76      11.43     12.449         --
 Number of Units
 Outstanding at End of  20,382   51,252     75,770     90,759    220,012         --
 Year
Janus Aspen Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.85      16.83      14.18      10.52      7.624
 Accumulation Unit
 Value Ending            11.85    16.83      14.18      10.52      7.624         --
 Number of Units
 Outstanding at End of  14,330  230,318    501,738    500,279    372,560         --
 Year
Janus Aspen Foreign
Stock Service Shares
(3)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.755
 Accumulation Unit
 Value Ending               --       --         --         --      7.755     10.200
 Number of Units
 Outstanding at End of      --       --         --         --     43,841     34,669
 Year
Janus Aspen Worldwide
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    10.68      17.32      14.40      11.01      8.090
 Accumulation Unit
 Value Ending            10.68    17.32      14.40      11.01      8.090
 Number of Units
 Outstanding at End of  37,205  236,941    453,567    394,921    282,326         --
 Year
LSA Basic Value (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.638
 Accumulation Unit
 Value Ending               --       --         --         --      7.638     10.049
 Number of Units
 Outstanding at End of      --       --         --         --     14,834     53,491
 Year
LSA Balanced (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.669
 Accumulation Unit
 Value Ending               --       --         --         --      8.669     11.047
 Number of Units
 Outstanding at End of      --       --         --         --      2,722     56,744
 Year
LSA MidCap Value (6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.437
 Accumulation Unit
 Value Ending               --       --         --         --      8.437     11.629
 Number of Units
 Outstanding at End of      --       --         --         --     33,469     49,023
 Year
LSA Diversified MidCap
(6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.783
 Accumulation Unit
 Value Ending               --       --         --         --      7.783     10.192
 Number of Units
 Outstanding at End of      --       --         --         --        946     26,388
 Year
LSA Emerging Growth
Equity (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      6.861
 Accumulation Unit
 Value Ending               --       --         --         --      6.861      9.941
 Number of Units
 Outstanding at End of      --       --         --         --      3,521     21,986
 Year
LSA Value Equity (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.912
 Accumulation Unit
 Value Ending               --       --         --         --      7.912     10.177
 Number of Units
 Outstanding at End of      --       --         --         --      2,892     19,080
 Year
MFS Emerging Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.74      20.46      16.22      10.64      6.948
 Accumulation Unit
 Value Ending            11.74    20.46      16.22      10.64      6.948   $  8.923
 Number of Units
 Outstanding at End of   2,345   12,996     45,520     70,405     60,717     53,478
 Year
MFS Investors Trust
 Accumulation Unit
 Value(1) Beginning      10.00    11.19      11.77      11.59       9.61      7.487
 Accumulation Unit
 Value Ending            11.19    11.77      11.59       9.61      7.487   $  9.018
 Number of Units
 Outstanding at End of   6,884   33,404     45,507     44,424     32,452     45,413
 Year
MFS New Discovery
 Accumulation Unit
 Value(1) Beginning      10.00    11.35      19.40      18.75      17.56     11.840
 Accumulation Unit
 Value Ending            11.35    19.40      18.75      17.56     11.840     15.612
 Number of Units
 Outstanding at End of   3,242   27,273     83,327     66,464     80,272     79,295
 Year
MFS Research
 Accumulation Unit
 Value(1) Beginning      10.00    11.07      13.54      12.71       9.87      7.341
 Accumulation Unit
 Value Ending            11.07    13.54      12.71       9.87      7.341      9.027
 Number of Units
 Outstanding at End of       0   17,884     42,165     40,314     31,952     27,428
 Year
MFS Total Return
 Accumulation Unit
 Value(1) Beginning      10.00    10.60      10.78      12.33      12.19     11.398
 Accumulation Unit
 Value Ending            10.60    10.78      12.33      12.19     11.398     13.074
 Number of Units
 Outstanding at End of   4,529   25,481     28,707     69,793    115,760    171,599
 Year
PAVIT PEA Science and
Technology
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.118
 Accumulation Unit
 Value Ending               --       --         --         --      7.118     11.465
 Number of Units
 Outstanding at End of      --       --         --         --      1,883     45,755
 Year
PAVIT OpCap Balanced
(2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
PAVIT OpCap Small Cap
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.193
 Accumulation Unit
 Value Ending               --       --         --         --      7.193     10.118
 Number of Units
 Outstanding at End of      --       --         --         --     20,624     68,005
 Year
Oppenheimer Main
Street Small Cap
Fund/VA-Service Class
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.839
 Accumulation Unit
 Value Ending               --       --         --         --      7.839     11.151
 Number of Units
 Outstanding at End of      --       --         --         --     42,101    102,849
 Year
PIMCO Foreign Bond
(U.S. Dollar-Hedged)
(7)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00     10.554
 Accumulation Unit
 Value Ending               --       --         --         --     10.554     10.642
 Number of Units
 Outstanding at End of      --       --         --         --     26,788     80,352
 Year
PIMCO Total Return
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00     10.546
 Accumulation Unit
 Value Ending               --       --         --         --     10.546     10.924
 Number of Units
 Outstanding at End of      --       --         --         --    166,159    400,017
 Year
Putnam International
Growth and Income Fund
- Class 1B
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.190
 Accumulation Unit
 Value Ending               --       --         --         --      8.190     11.133
 Number of Units
 Outstanding at End of      --       --         --         --      5,356     12,316
 Year
Salomon Brothers
Variable Investors
Fund - Class I (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Scudder Balanced
 Accumulation Unit
 Value(1) Beginning      10.00    11.03      12.55      12.12      11.23      9.403
 Accumulation Unit
 Value Ending            11.03    12.55      12.12      11.23      9.403     10.936
 Number of Units
 Outstanding at End of   3,482   38,133     41,881     80,281     77,586     91,211
 Year
Scudder Bond
 Accumulation Unit
 Value(1) Beginning      10.00    10.18       9.95      10.84      11.31     12.002
 Accumulation Unit
 Value Ending            10.18     9.95      10.84      11.31     12.002     12.435
 Number of Units
 Outstanding at End of   1,861   18,799     91,604    167,519    193,959    228,580
 Year
Scudder Global
Discovery
 Accumulation Unit
 Value(1) Beginning      10.00    10.76      17.61      16.45      12.23      9.660
 Accumulation Unit
 Value Ending            10.76    17.61      16.45      12.23      9.660     14.202
 Number of Units
 Outstanding at End of     313   16,688    104,821     62,136     75,470    110,830
 Year
Scudder Growth and
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.52      11.00      10.62       9.29      7.041
 Accumulation Unit
 Value Ending            10.52    11.00      10.62       9.29      7.041      8.800
 Number of Units
 Outstanding at End of   7,306   11,386     22,884     23,349     32,426     49,931
 Year
Scudder International
 Accumulation Unit
 Value(1) Beginning      10.00    10.38      15.81      12.21       8.32      6.699
 Accumulation Unit
 Value Ending            10.38    15.81      12.21       8.32      6.699      8.439
 Number of Units
 Outstanding at End of   1,422   11,257    146,023    232,375     43,834     71,345
 Year
STI Capital
Appreciation
 Accumulation Unit
 Value(1) Beginning         --    10.00      10.07      10.23       9.55      7.357
 Accumulation Unit
 Value Ending               --    10.07      10.23       9.55      7.357      8.593
 Number of Units
 Outstanding at End of      --    7,015      4,646      6,412     23,636     15,881
 Year
STI International
Equity (4)
 Accumulation Unit
 Value(1) Beginning         --    10.00      10.50      10.00       8.14      6.537
 Accumulation Unit
 Value Ending               --    10.50      10.00       8.14      6.537      8.851
 Number of Units
 Outstanding at End of      --        0        498     27,581      7,898        311
 Year
STI Value Income Stock
 Accumulation Unit
 Value(1) Beginning         --    10.00       8.63       9.40       9.16      7.499
 Accumulation Unit
 Value Ending               --     8.63       9.40       9.16      7.499      9.104
 Number of Units
 Outstanding at End of      --    1,202      1,202     51,116     37,169     19,281
 Year
Strong Mid Cap Growth
II
 Accumulation Unit
 Value(1) Beginning      10.00    11.41      21.36      17.94      12.24      7.540
 Accumulation Unit
 Value Ending            11.41    21.36      17.94      12.24      7.540      9.980
 Number of Units
 Outstanding at End of       0   41,884     85,612     55,024     46,447     57,966
 Year
Strong Opportunity II
 Accumulation Unit
 Value(1) Beginning      10.00    10.93      14.54      15.28      14.51     10.472
 Accumulation Unit
 Value Ending            10.93    14.54      15.28      14.51     10.472     14.148
 Number of Units
 Outstanding at End of     551    8,063     39,791     73,617    109,377    107,578
 Year
T. Rowe Price Equity
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.78      11.02      12.29      12.29     10.533
 Accumulation Unit
 Value Ending            10.78    11.02      12.29      12.29     10.533     13.035
 Number of Units
 Outstanding at End of   6,696   33,427     48,566    116,370    165,238    165,668
 Year
T. Rowe Price
International Stock
 Accumulation Unit
 Value(1) Beginning      10.00    10.77      14.16      11.47       8.80      7.091
 Accumulation Unit
 Value Ending            10.77    14.16      11.47       8.80      7.091      9.127
 Number of Units
 Outstanding at End of   2,055   14,390     86,395    336,806     97,272     82,750
 Year
T. Rowe Price Mid-Cap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.50      14.03      14.86      14.51     11.271
 Accumulation Unit
 Value Ending            11.50    14.03      14.86      14.51     11.271     15.381
 Number of Units
 Outstanding at End of   5,872   16,853     68,062     53,877    108,750    142,769
 Year
T. Rowe Price New
America Growth (5)
 Accumulation Unit
 Value(1) Beginning      10.00    11.24      12.50      11.02       9.57      6.768
 Accumulation Unit
 Value Ending            11.24    12.50      11.02       9.57      6.768      9.017
 Number of Units
 Outstanding at End of   1,518   13,132     10,615      9,800     16,062     46,767
 Year
Van Kampen LIT
Aggressive Growth (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Van Kampen LIT Growth
& Income
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.155
 Accumulation Unit
 Value Ending               --       --         --         --      8.155     10.267
 Number of Units
 Outstanding at End of      --       --         --         --     14,438     76,415
 Year
Van Kampen UIF U.S.
Mid Cap Value (6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year

(1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 1998 reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this Contract.

(2) Effective 4/30/04, the LSA Balanced Fund, LSA Basic Value Fund, LSA Emerging Growth Equity Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I, Van Kampen LIT Aggressive Growth Portfolio, Class II and Salomon Brothers Variable Investors Fund - Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balance Variable Sub-Account, LSA Basic Value Variable Sub-Account, LSA Emerging Growth Equity Variable Sub-Account and LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account, Van Kampen LIT Aggressive Growth Variable Sub-Account and Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(3) Effective 5/1/04 the Janus Aspen Series International Value Portfolio - Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio
     - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

(4) Effective 9/27/02, STI International Equity Fund is no longer available for new investments.

(5) Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio is no longer available for new investments. If you are currently invested in the T. Rowe Price Mid-Cap Growth Sub-Account you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the Sub-Account in accordance with that program.

(6) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value Sub-Account.

(7) Effective 5/1/04, the PIMCO VIT Foreign Bond Portfolio - Administrative Shares changed its name to PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                  45 PROSPECTUS

APPENDIX B

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:      $ 40,000.00
Guarantee Period:      5 Years
Guaranteed Interest
Rate:                  5% Annual Effective Rate
5-year Treasury Rate
at Time of Purchase
Payment:               6%

The following examples illustrate how the Market Value Adjustment affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The formula that we use to determine the amount of the Market Value Adjustment is:

..9 x (I - J) x N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .065) x 4 = -.0180

The Market Value Adjustment is a reduction of $756.00 from the amount withdrawn:

$ - 756.00 = -.0180 x $42,000.00

As a result, the net amount payable to you would be:

$41,244.00 = $42,000.00 - $756.00

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .055) x 4 = .0180 /(1)/

The Market Value Adjustment would increase the amount withdrawn by $756.00, as follows:

$756.00 = .0180 x $42,000.00

As a result, the net amount payable to you would be:

$42,756.00 = $42,000.00 + $756.00

(1)  Actual calculation utilizes ten decimal places.

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

                                  46 PROSPECTUS

For example, if in the first example you wished to receive $20,000 as a partial withdrawal, we would perform the following calculations

let:     A = the amount to be withdrawn from your Contract Value; and

         B = the amount of the applicable Market Value Adjustment

Then   A+B = $20,000 - .0180 x A = B

         A = $20,000/(1-.0180) = $20,366.60

:
Accordingly, we would pay you $20,000 and subtract $20,366.60 from your Contract Value. The Market Value Adjustment would be a subtractiion of $366.60

If, however, in the same example, you wished to withdraw $20,000 from your Contract Value and receive the adjusted amount, we would perform the following calculations:

let:           A = the amount to be paid to you; and

               B = the amount of the applicable Market Value Adjustment

Then $20,000 + B = A - .0180 x $20,000 = -$360.00 = B

and            A = $20,000 - $360.00 = $19,640.00

Accordingly, we would pay you $19,640.00 and subtract $20,000 from your Contract Value. The Market Value Adjustment would be a subtraction of $360.00

                                  47 PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees                $1,841.40
Cost of printing and engraving   $  100.00
Legal fees                       $    0.00
Accounting fees                  $3,000.00
Mailing fees                     $2,100.00

Item 15. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Registrant agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Registrant will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exh. No.   Description
--------   -----------
1          Form of Principal Underwriting Agreement*
4(a)       Form of Variable Annuity Contract**
4(b)       Form of Application**
5          Opinion and Consent of Counsel regarding legality. Filed herewith.
15         Not applicable
23         Consent of Independent Registered Public Accounting Firm. Filed
           herewith.
24         Powers of Attorney for Frederick F. Cripe, Lawrence W. Dahl, Matthew
           S. Easley, Susan L. Lees, John C. Lounds, Samuel H. Pilch, and John Pintozzi. Filed herewith.
99         Experts. Filed herewith.


----------
* Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999

** Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50737, 811-07924) filed April 22, 1998

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on March 24, 2009.

                                       LINCOLN BENEFIT LIFE COMPANY (Registrant)


                                       By: /s/ Susan L. Lees
                                           -------------------------------------
                                           Susan L. Lees
                                           Director, Senior Vice President,
                                           General Counsel and Secretary

Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on the 24th day of March, 2009.

(Signature)                     (Title)
-----------                     -------


*/ Frederick F. Cripe           Director, Chairman and Chief Executive Officer
-----------------------------
Frederick F. Cripe


*/ Lawrence W. Dahl             Director, President and Chief Operating Officer
-----------------------------   (Principal Executive Officer)
Lawrence W. Dahl


*/ Matthew S. Easley            Director
-----------------------------
Matthew S. Easley


/s/ Susan L. Lees               Director, Senior Vice President,
-----------------------------   General Counsel and Secretary
Susan L. Lees


*/ John C. Lounds               Director and Vice President
-----------------------------
John C. Lounds


*/ Samuel H. Pilch              Group Vice President and Controller
-----------------------------   (Principal Accounting Officer)
Samuel H. Pilch


*/ John C. Pintozzi             Director, Senior Vice President and
-----------------------------   Chief Financial Officer
John C. Pintozzi                (Principal Financial Officer)

*    By Susan L. Lees, pursuant to Power of Attorney, filed herewith.

                                    EXHIBITS

Exhibit No.   Description
-----------   -----------
5             Opinion and Consent of General Counsel re: Legality
23            Consent of Independent Registered Public Accounting Firm
24            Powers of Attorney for Frederick F. Cripe, Lawrence W. Dahl,
              Matthew S. Easley, Susan L. Lees, John C. Lounds, Samuel H. Pilch,
              and John Pintozzi
99            Experts